Exhibit 10.1
AMENDMENT NO. 1 TO LOAN AGREEMENT
     This Amendment No. 1 (the “Amendment”) dated as of September 24, 2008, is between Bank of America, N.A. (the “Bank”) and California Water Service Company (the “Borrower”).
RECITALS
     A. The Bank and the Borrower entered into a certain Loan Agreement dated as of May 30, 2007 (the “Agreement”).
     B. The Bank and the Borrower desire to amend the Agreement.
AGREEMENT
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
     2. Amendments. The Agreement is hereby amended as follows:
     2.1 The second sentence of Paragraph 1.1(a) is hereby amended to read in its entirety as follows:
The amount of the line of credit (the “Facility No. 1 Commitment”) is the amount indicated for each period set forth below:

Period	Amount
From the date of the Agreement until September 29, 2008	$55,000,000.00

From September 30, 2008 until March 31, 2009	$95,000,000.00

From April 1, 2009 until the Facility No. 1 Expiration Date	$55,000,000.00
     2.2 Paragraph 1.4(a) is hereby amended to read in its entirety as follows:
     (a) The interest rate is a rate per year equal to the Bank’s Prime Rate minus 1.5 percentage points. It is provided, however, that during any period when the principal amount outstanding under the Facility No. 1 Commitment (calculated in accordance with Paragraph 1.6(c) below) exceeds Fifty-Five Million and 00/100 Dollars ($55,000,000.00), the entire principal amount outstanding under the Facility No. 1 Commitment will bear interest at a rate per year equal to the Bank’s Prime Rate minus 1.0 percentage point during such period.
     2.3 Paragraph 1.5(a) is hereby amended to read in its entirety as follows:
     (a) The LIBOR Rate plus 0.25 percentage point. It is provided, however, that during any period when the principal amount outstanding under the Facility No. 1 Commitment (calculated in accordance with Paragraph 1.6(c) below) exceeds Fifty-Five Million and 00/100 Dollars ($55,000,000.00), the entire principal amount outstanding under the Facility No. 1 Commitment will bear interest at a rate per year equal to the LIBOR Rate plus 0.75 percentage point.
     3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.
     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:
     4.1 Consent and Reaffirmation of Guarantor signed by CWSG.
     4.2 Payment by the Borrower of an amendment fee in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00).
     4.3 Payment by the Borrower of all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.
     5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.
By	/s/ Thomas R. Sullivan
Thomas R. Sullivan, Senior Vice President

California Water Service Company
By	/s/ Martin Kropelnicki
Martin Kropelnicki, Chief Financial
Officer and Treasurer

CONSENT AND REAFFIRMATION
OF GUARANTOR
     The undersigned, as guarantor of the Borrower’s obligations to the Bank under the Agreement, hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under its guaranty in favor of the Bank and under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii) confirms that such guaranty and other agreements (if any) remain in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)
     Although the undersigned has been informed of the terms of the Amendment, it understands and agrees that the Bank has no duty to so notify it or any other guarantor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.
          Dated as of September 24, 2008.

California Water Service Group
By:	/s/ Martin Kropelnicki
Martin Kropelnicki, Vice President,
Chief Financial Officer and Treasurer